UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2014, Eco-Stim Energy Solutions, Inc. (the “Company”), entered into an equipment purchase order (the “Purchase Agreement”) with Stewart & Stevenson Manufacturing Technologies LLC (“S&S”). Under the terms of the Purchase Agreement, the Company agreed to purchase and S&S agreed to sell, certain pressure pumping equipment for a total purchase price of up to approximately $8,100,000. The equipment package is expected to be delivered on or around March 9, 2014 and will be used to fulfill the Company’s obligations under the letter of intent announced on December 19, 2013 to provide well stimulation and completion services in the Neuquén province of Argentina.

The foregoing description is a summary of the Purchase Agreement, does not purport to be complete and is qualified in their entirety by reference to the Purchase Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 8.01 Other Events.

On January 9, 2014, the Company issued a press release announcing the entry into a purchase order and the approval and signing of a letter intent regarding equipment financing. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: January 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 9, 2014.